                                                                   EXHIBIT 10.14

                             DISTRIBUTOR AGREEMENT

     This Agreement is entered into between Javelin Systems, Inc.  (hereinafter
                                            -----------------------
referred to as "Manufacturer"), and ScanSource, Inc., 6 Logue Court, Suite G, Greenville, South Carolina, 29615 (hereinafter referred to as "Distributor"). This Agreement is effective upon the date of the last signature, the "Effective Date".

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Distributor desires to purchase certain products from Manufacturer from time to time; and

     WHEREAS, Manufacturer desires to sell certain products to Distributor in accordance with the terms and conditions set forth in this Agreement; and

     WHEREAS, Manufacturer desires to appoint Distributor as its non-exclusive distributor to market products within the territory defined in Appendix B, the "Territory";

     NOW THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, Distributor and Manufacturer hereby agree as follows:

                                  ARTICLE I.

                               TERM OF AGREEMENT
                               -----------------

1.1  Term of Agreement. During the term of the Agreement, Manufacturer will
     -----------------
     provide to Distributor the Products in accordance with the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the Effective Date and, unless terminated by either party as set forth in this Agreement, shall remain in full force.

1.2  Definitions.  The following definitions shall apply to this Agreement.
     -----------

     (a) "APPLICABLE SPECIFICATION" shall mean the functional performance, operational and compatibility characteristics of a Product agreed upon in writing by the parties or, in the absence of an agreement, as described in applicable Documentation.

     (b) "DOCUMENTATION" shall mean user manuals, training materials, product descriptions and specifications, technical manuals, license agreements, supporting materials and other printed information relating to the Products, whether distributed in print, electronic, or video format, in effect as of the date of the applicable Purchase Order.

      (c) "PRODUCTS" shall mean, individually or collectively as appropriate, licensed software, Documentation, developed products and hardware, supplies, accessories, and other commodities related to any of the foregoing, provided or to be provided by Manufacturer pursuant to this Agreement.

      (d) "STANDARD PRODUCTS" shall mean Products requiring no changes, alterations, or additions, from those Products customarily offered by Manufacturer.

      (e) "CUSTOMIZED PRODUCTS" shall mean any Products Manufacturer must purchase or develop requiring Manufacturer to perform changes, alterations, assembly, additions or special packaging prior to shipping to Distributor.

      (f) "CUSTOMERS" of Distributor shall include dealers, resellers, value added resellers and other similar customers.

      (g) "END USERS" shall mean final retail purchasers or licensees who have acquired Products for their own use and not for resale, remarketing or redistribution.

      (h) "SERVICES" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by Manufacturer.

1.3   Appointment as Distributor. Manufacturer hereby grants to Distributor the
      --------------------------
      non-exclusive right to distribute products during the term of this Agreement within North America. Manufacturer reserves the right to appoint other authorized distributors both within and outside of the Territory. Distributor will use its best efforts to promote sales of the Products, see Rider 2A. Distributor agrees to conduct business in a manner that reflects favorably on the Products and Manufacturer.

                                   RIDER 2A

1.4   TERRITORY. Distributor shall distribute Products only within the Territory
      ---------
and shall not solicit orders from any prospective purchaser with its principal place of business located outside the Territory. If Distributor receives any order from a prospective purchaser whose principal place of business is located outside of the Territory, Distributor shall not accept such order and shall immediately refer such order to Manufacturer. Distributor may not deliver or tender (or cause to be delivered or tendered) any Product outside of the Territory. Distributor shall not sell, directly or indirectly, Products outside the Territory or to any person or entity in the Territory knowing or having reason to believe that such person or entity will or intends to sell or resell Products outside the Territory. Advertising or promotion of Products by Distributor to any customer, retailer or dealer outside the Territory or distribution of Products by Distributor to any dealer who resells or otherwise redistributes such Products for use outside the Territory will constitute a material breach of this Agreement. If Products originally shipped to Distributor are located or identified by manufacturer as available for sale or distribution by any unauthorized source, whether inside or outside the Territory, such location or identification by Manufacturer shall be presumptive evidence of a material breach by Distributor of this Section.

1.5  GENERAL OBLIGATIONS.  Distributor shall:

     (a) Not obligate or purport to obligate Manufacturer by issuing or making any affirmations, representations, warranties or guaranties with respect to the Products to any third party, other than the warranties described in Article IV hereof; and

     (b) Use Manufacturer's trade names, trademarks and service marks on a non-exclusive basis in the Territory only for the duration of this Agreement and solely for displaying or advertising purposes in connection with selling and distributing the Products in accordance with this Agreement.

                                  ARTICLE II.
                                PURCHASE ORDERS
                                ---------------

2.1  Preparation of Purchase Orders.  From time to time, or at Distributor's
     ------------------------------
     request, Manufacturer shall inform Distributor of Products available from Manufacturer including, but not limited to, replacement Products, new releases, enhancements or versions of existing Products.

2.2  Issuance and Acceptance of Purchase Orders.  Distributor may purchase and
     ------------------------------------------
     Manufacturer shall sell to Distributor, Products as described below:

     (a) Distributor may issue to Manufacturer one or more purchase orders identifying the Products Distributor desires to purchase from Manufacturer. Each Purchase Order may include other terms and conditions which are consistent with the terms and conditions of this Agreement or which are necessary to place a Purchase Order, such as billing and shipping information, required delivery dates, delivery location, and the purchase price or charges for Products, as per Manufacturer's then existing price lists for the said products. Purchase orders will be placed by Distributor by telephone or FAX and followed by a written purchase order.

     (b) Manufacturer shall indicate acceptance of Purchase Orders and/or alterations to Purchase Orders by providing to Distributor a written acceptance of such Purchase Order or alteration, or by commencing performance pursuant to such Purchase Order or alteration. Manufacturer shall accept a Purchase Order or alteration if (i) the Purchase Order or alteration does not establish new or conflicting terms and conditions from those set forth in this Agreement or as set forth on the Price List referenced as Exhibit A attached hereto, or
          (ii) the terms and conditions set forth in the Purchase Order or alteration have been separately agreed upon in writing by the parties. Purchase Orders and altered Purchase Orders accepted in accordance with this subsection are referred to herein as "Purchase Orders". A Purchase Order shall be deemed accepted by Manufacturer unless Manufacturer notifies Distributor within three (3) days after receiving the Purchase Order and giving specific reasons therefor.

     (c) After the expiration of this Agreement, Manufacturer shall accept Purchase Orders from Distributor for additional Products which Distributor is then contractually obligated to furnish to its customers and does not have in its inventory upon the termination of this Agreement; provided Distributor notifies Manufacturer of any and all such transactions in writing within thirty (30) days of the termination date of this Agreement.

2.3  Purchase Order Alteration.  Prior to shipment of Standard Products,
     -------------------------
     Manufacturer shall accept an alteration to a Purchase Order in order to:
     (i) change a location for delivery,

     (ii) modify the quantity or type of Products to be delivered or (iii) correct typographical or clerical errors. Distributor may not alter any Purchase Order for Customized Products after such time as the Manufacturer has commenced the manufacturing, development or purchase of the Products.

2.4  Cancellation of Purchase Orders. Except as otherwise agreed upon by the
     -------------------------------
     parties, Distributor may cancel a Purchase Order for Standard Products without charge or penalty with 7 day notice prior to shipment of the Products specified in such Purchase Order. Distributor may not cancel any Purchase Order for Customized or Special Order Products after such time as the Manufacturer has commenced the manufacturing, development or purchase of the Products.

2.5  Evaluation Purchase Orders. Distributor may issue Purchase Orders in order
     --------------------------
     to evaluate newly developed Products by Manufacturer at no charge. After evaluation, Distributor shall have the option to purchase the Products or to return such products to Manufacturer at Distributor's expense within 30 days.

2.6  Product Shortages. If for any reason Manufacturer's production is not on
     -----------------
     schedule, Manufacturer agrees to allocate Product to Distributor's orders based upon a percentage equal to the same percentage as Manufacturer's like customers purchasing like volume.


                                 ARTICLE III.

                      DELIVERY AND ACCEPTANCE OF PRODUCTS
                      -----------------------------------

3.1  Acceptance of Products. Distributor shall inspect each shipment, and within
     ----------------------
     5 days after receipt of shipment accept each Product on the date (the "Acceptance Date") when such Products and all necessary documentation are delivered to Distributor in accordance with the Purchase Order and the Product specifications.

3.2  Defective Products. In the event any Products are received in a defective
     ------------------
     condition or not in accordance with Manufacturer's published specifications or the documentation relating to such Products, Distributor may return the Products for full credit. Products shall be deemed defective if the Product, or any portion of the Product, fails to operate properly when the system is booted or used as applicable. Distributor shall have the right to return any such Products that are returned to Distributor from its customers or end users within thirty (30) days of the Products' initial delivery date to the end user. In such event, Manufacturer shall issue a Return Authorization to Distributor for all such defective

     Products; and Distributor shall return defective products to Manufacturer for full credit.

3.3  Transportation of Products. Manufacturer shall deliver the Products to
     --------------------------
     Distributor at the location shown and on the delivery date set forth in the applicable Purchase Order. Charges for transportation of the Products, including freight, insurance, shipping and taxes, shall be paid by the Distributor.

3.4  Title and Risk of Loss. Title to Products shall pass to Distributor at the
     ----------------------
     time that the Products are delivered to the carrier. All risk of loss or damage to the Products shall be borne by Manufacturer until delivery of such Products to the carrier.

3.5  In Warranty Products. Manufacturer shall provide warranty service direct to
     --------------------
     resellers based upon Manufacturer's then current standard warranty policy. The reseller must provide proof - of - purchase to validate the warranty and obtain an RMA from the manufacturer. Manufacturer will bear all processing costs to return product back to the reseller.

3.6  Resale of Products by Distributor. During the term of this Agreement,
     ---------------------------------
     Distributor may market, promote, distribute and resell Products to customers of Distributor, in accordance with the following terms and conditions:

     (a) Manufacturer shall extend to Distributor and each customer of Distributor Manufacturer's then current warranties with respect to Products purchased and resold hereunder.

     (b) Manufacturer shall extend to Distributor and each customer of Distributor the same warranties and indemnifications, with respect to Products purchased and resold hereunder as Manufacturer extends to its end-user customers.

     (c) The term of warranties extended by Manufacturer to an end user shall commence upon delivery of the Product to the end user.

     (d) Manufacturer shall make available at no charge to Distributor reasonable training, technical support and other services related to the Products that are currently offered or that may be offered by Manufacturer. Manufacturer also agrees to provide Distributor with telephone support at no charge during Manufacturer's normal business hours.

     (e) Distributor may refer to itself as Manufacturer's authorized distributor of the Products and Distributor may obtain written permission from Manufacturer to use trademarks and trade names of Manufacturer. Distributor is not authorized to use Manufacturer's name or any trademarks or trade name of Manufacturer other than in connection with the sale of Products in accordance with this Agreement, and all such permitted uses shall be subject to a prior written approval of Manufacturer. Distributor recognizes

         Manufacturer may have rights and/or ownership of certain trademarks, trade names and patents associated with the Products. Distributor will act consistently with such rights, and Distributor shall comply with any reasonable, written guidelines when provided by Manufacturer relating to such trademark or trade name usage. Distributor is not authorized and shall not be required to instigate legal action on behalf of Manufacturer against third parties for infringement. Distributor will notify Manufacturer of any infringement if which Distributor has actual knowledge. Distributor shall discontinue use of Manufacturer's trademarks or trade names upon termination of this Agreement.

3.7  Inventory Adjustment.  Manufacturer agrees to accept, on a quarterly basis
     --------------------
     commencing with the end of the first calendar quarter following the effective date of this agreement, a shipment of current nondiscontinued Products in factory sealed cartons returned by Distributor for full credit, provided that distributor complies with each of the following conditions:

     (a) Distributor obtains a Return Authorization from Manufacturer prior to any such return;

     (b)  Distributor pays all return freight charges;

     (c)  Distributor places an offsetting order of equal or greater value.

     (d) Maximum return on any given quarter will be limited to 15% of the prior quarter's net sales.

For purposes of determining whether Products are eligible for rotation pursuant to this section, Products shall be deemed to be "Current Nondiscontinued Products" if they are listed on Manufacturer's current price sheet, or if Manufacturer announces the discontinuance of such Products within the ninety
(90) days preceding the claim for inventory adjustment. Customized Products shall not be eligible for repurchase pursuant to this section.

In addition, Distributor shall have the right to return for full credit, without limitation as to the dollar amount, all Products that become obsolete or are removed from Manufacturer's current price list; provided Distributor returns such Products within thirty (30) days after Distributor receives notice that such Products are obsolete.

                                  ARTICLE IV.

                    WARRANTIES, INDEMNITIES AND LIABILITIES
                    ---------------------------------------


4.1  Warranty.  Manufacturer warrants that:
     --------

     (a) Manufacturer is the exclusive, legal owner of products defined on the Price List referenced as Appendix A and has full power and authority to license said products to Distributor and convey all other rights and licenses granted to Distributor under this Agreement;

     (b) Manufacturer knows of no instance where Products infringe upon the proprietary rights of any other person;

     (c) Manufacturer's warranty with respect to the Products is set forth in Manufacturer's standard warranty card. Manufacturer does not make any express or implied representation nor warranty as to the merchantability or fitness for particular purpose of its Products to Distributor applications.

4.3  Limitation of Liability.  Neither party shall be liable to the other
     -----------------------
     pursuant to this Agreement for any amounts representing loss of profits, loss of business or indirect, incidental, special, consequential, or punitive damages of the other party.

4.4  Unauthorized Representations.  Distributor shall have no authority to alter
     ----------------------------
     or extend any of the warranties of Manufacturer expressly contained or referred to in this Agreement without prior written approval of Manufacturer.

4.5  Disclaimer of Warranties.  Manufacturer has made expressed warranties in
     ------------------------
     this Agreement and in documentation, promotional and advertising materials. EXCEPT AS SET FORTH THEREIN, MANUFACTURER DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PRODUCTS, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, see Rider 7B.

                                   RIDER 7A

4.6 INDEMNIFICATION. Distributor and Manufacturer shall indemnify, protect and save its affiliates, successors and assigns and all officers, directors, employees and agents thereof (collectively, the "Indemnitees") harmless from and against all claims, damages, losses, costs, expenses, demands, suits or actions (including attorneys' fees incurred in connection therewith) which may be asserted against the Distributor or Manufacturer for any kind of damages, including but without limitation, damage or injury to property or persons which may be sustained by any third party or any of the Indemnitees occurring out of or incident to the sale by Distributor or Manufacturer of any Products.

                                   RIDER 7B

4.7 MANUFACTURER'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF THE PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PURCHASE PRICE PAID BY DISTRIBUTOR FOR THE PRODUCTS.

     IN NO EVENT SHALL MANUFACTURER BE LIABLE TO DISTRIBUTOR OR ANY OTHER PERSON OR ENTITY FOR PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF SE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF THE PRODUCTS, EVEN IF MANUFACTURER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

                                  ARTICLE V.

                            PAYMENT TO MANUFACTURER
                            -----------------------


5.1  Charges, Prices and Fees for Products. Charges, prices, quantities and
     -------------------------------------
     discounts, if any, for Products shall be determined as set forth in Manufacturer's Price List referenced in Exhibit A, or as otherwise agreed upon by the parties, and may be confirmed at the time of order. Manufacturer shall have the right to increase prices from time to time, upon written notice to Distributor not less than thirty (30) days prior to the effective date of such increase. All orders placed prior to the effective date of the increase, for shipment within thirty (30) days after the effective date, shall be at the old price.

5.2  Payment. Except as otherwise set forth herein, any undisputed sum due to
     -------
     Manufacturer pursuant to this Agreement shall be payable within 30 days after the invoice date. Manufacturer shall invoice Distributor no earlier than the applicable shipping date for the Products covered by such invoice.

5.3  Price Protection. Manufacturer shall grant to Distributor a retroactive
     ----------------
     price credit for the full amount of any Manufacturer price decrease on all Products on order, in transit and in its inventory on the effective date of such price decrease. Distributor shall supply to Manufacturer, within ten
     (10) days of a price decrease, an inventory list specifying the number of units within the current inventory which qualifies for the price decrease. Manufacturer may elect to audit such claims at their expense. All orders scheduled for shipment or in transit to Distributor at the time of notice of the price decrease shall be adjusted to the decreased price.

5.4  Monthly Shipment Reports. Manufacturer shall, if requested, render monthly
     ------------------------
     reports to Distributor setting forth the separate Products, dollars invoiced for each product, and total dollars invoiced to Distributor for the month, and such other information as Distributor may reasonably request. POS reports will also be sent monthly.

5.5  Inventory. Distributor will submit to Manufacturer a quarterly, non-
     ---------
     binding forecast for the upcoming quarter, fifteen (15) days after completion of previous quarter. The forecasted quarters will coincide with the calendar year.

                                  ARTICLE VI.

                                  TERMINATION
                                  -----------

6.1  Termination Without Cause. Either party may terminate this agreement, with
     -------------------------
     or without cause, upon giving the other party thirty (30) days prior written notice.

6.2  Termination for Cause. In the event that either party materially or
     ---------------------
     repeatedly defaults in their performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after the written notice, specified below, is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable Purchase Order relating to such default as of the date specified in such notice of termination.

6.3  Termination for Insolvency or Bankruptcy. This Agreement and any Purchase
     ----------------------------------------
     Order shall be automatically terminated without act of or notice from any party in the event of (i) the liquidation or insolvency of either party,
     (ii) the appointment of a receiver or similar officer for any party, (iii) an assignment by any party for the benefit of all or substantially all of its creditors, (iv) entry by any party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a meritorious petition in bankruptcy by or against any party under any bankruptcy or debtors' law for its relief of reorganization.

6.4  Termination for Non-Payment. Manufacturer may terminate a Purchase Order,
     ---------------------------
     or any portion thereof, terminate this Agreement, or suspend delivery of any Products if Distributor fails to pay any amounts due and such failure continues for a period of thirty (30) days after the day payment is due.

6.5  Rights Upon Termination. Termination of any Purchase Order or this
     -----------------------
     Agreement shall not affect Manufacturer's right to be paid for invoices for Products already shipped. The termination of this Agreement shall not affect any of Manufacturer's warranties, indemnifications or obligations relating to returns, credits or any other matters set forth in this Agreement that specifically state that they are to survive termination. Upon termination of this Agreement, Distributor shall discontinue holding itself out as a distributor of Manufacturer's Products. The expiration of the term of this Agreement shall not affect the obligations of either party to the other party pursuant to any Purchase Order previously forwarded to Manufacturer, provided that such Purchase Order is reasonable and consistent in quantity and time of requested delivery.

6.6  Inventory Adjustments. If this Agreement is terminated by Manufacturer, the
     ---------------------
     Manufacturer, with or without cause, will repurchase Distributor's inventory under the following conditions:

     (a) There price to be paid for the repurchase of said inventory shall be at the Distributor's net cost at time of purchase.

     (b)  All Products shall be in good merchantable condition.

     (c) All Products shall be shipped to Manufacturer's designated facility, freight prepaid.

If this Agreement is terminated by Distributor, with or without cause, Manufacturer shall, at its option, thirty (30) days of such termination repurchase all unsold Products that are in excess of Distributor's contractual obligations to Manufacturer subject to the following:

     (a) The price to be paid for the repurchase of said inventory shall be at the Distributor's net cost at the time of purchase, less any price protection allowance.

     (b)  All Products shall be in good and merchantable condition.

     (c) All Products shall be shipped to Manufacturer's designated facility, freight prepaid.

                                 ARTICLE VII.

                                 MISCELLANEOUS
                                 -------------

7.1  Binding Nature, Assignment, and Subcontracting. This Agreement shall be
     ----------------------------------------------
     binding on the parties and their respective successors and permitted assigns, but neither party shall have the power to assign this Agreement without the prior written consent of the other party.

7.2  Counterparts. This Agreement may be executed in several counterparts, all
     ------------
     of which taken together shall constitute one single agreement between the parties.

7.3  Heading. The Article and Section heading used in this Agreement are for
     -------
     reference and convenience only and shall not enter into the interpretation hereof.

7.4  Relationship of Parties. Distributor is performing pursuant to this
     -----------------------
     Agreement only as an independent contractor. Distributor has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed its obligations set forth in this Agreement, except as otherwise agreed upon by the parties. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Distributor and Manufacturer. Neither party shall act or represent itself, directly or by implication, as an agent of the other party or its affiliates or in any manner assume or create any obligation on behalf of, or in the name of, the other party or its affiliates.

7.5  Confidentiality. Each party acknowledges that in the course of performance
     ---------------
     of its obligations pursuant to this Agreement, it may obtain certain confidential and/or proprietary information of the other party. Each party hereby agrees that all such information communicated to it by the other party, its affiliates, or customers, whether before or after the Effective Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive the term or termination of this Agreement for any reason.

7.6  Media Releases. Except for any announcement intended solely for internal
     --------------
     distribution or any disclosure required by legal or regulatory requirements beyond the reasonable control of either party, and except for catalogs, advertising and marketing materials customarily used by Distributor in the normal course of business, all media releases, public announcements or public disclosures relating to this Agreement or its subject matter, or including the name of either party, shall be approved in writing (within 48 hours of submission) by the other party prior to the release thereof.

7.7  Disputes Resolution. In the event of any disagreement regarding performance
     -------------------
     under or interpretation of this Agreement, prior to the commencement of any formal proceedings, the parties shall continue performance as set forth in this Agreement and shall attempt in good faith to reach a negotiated resolution by designating an officer or authorized representative of the party to resolve the dispute.

7.8  Arbitration. Should Manufacturer and Distributor disagree on any
     -----------
     performance hereunder, the shall be decided by binding arbitration. Arbitration shall be conducted in Greenville, South Carolina in accordance with the then existing rules of the American Arbitration Association. There are to be three (3) mutually agreed upon arbitrators. Judgement upon any award by the arbitrators may be entered by the state or federal court having jurisdiction. The parties intend that this Agreement to arbitrate the aforementioned issue contained in this Paragraph 7.8 be irrevocable and limited to said issue.

7.9  Compliance with Laws. In supplying the Products pursuant to this Agreement,
     --------------------
     Distributor and Manufacturer shall comply with the requirements of all applicable laws, ordinances and regulations of the United States or any state, country or other governmental entity.

7.10 Notices. Wherever one party is required or permitted to give notice to the
     -------
     other pursuant to this Agreement, such notice shall be deemed given when delivered in hand, by telex, cable, facsimile, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

     In the case of Manufacturer:            In the case of Distributor:
     ----------------------------            ---------------------------

     Javelin Systems, Inc.                   ScanSource, Inc.
     2882C Walnut Ave.                       6 Logue Ct.
     Tustin, CA 92780                        Suite G
     Att: President                          Greenville, SC 29615
     Fax #: 714-734-1599                     Fax #: 864-288-5515

     Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

7.11 Force Majeure. If the performance of this Agreement, or any obligations
     -------------
     hereunder, is prevented, restricted, or interfered with by reason of fire or other casualty or accidents; strikes or labor disputes; inability to provide raw materials, power, or supplies; declarations of war or other violence; any law, order, proclamation, regulation, ordinance, demand or other requirement of any governmental authority; the parties so affected, upon giving prompt notice to the other party, will be excused from performance to the extent of the prevention, restriction, or interference, provided that the party so affected uses its best efforts to avoid or remove the causes of non-performance and continues performance hereunder whenever those causes are removed.

7.12  Severability.  Whenever possible, each provision of this Agreement shall
      ------------
      be interpreted in such a manner as to be effective and valid under the applicable law. In the event that any provision(s) contained in this Agreement is held to be unenforceable, this Agreement shall be construed without such provision(s).

7.13  Waiver. No delay or omission by either party to exercise any right or
      ------
      power shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties of any covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained. No change, waiver, or discharge hereof shall be valid unless presented in writing to all interested parties and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

7.14  Remedies.  All remedies set forth in this Agreement shall be cumulative
      --------
      and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

7.15  Survival of Terms. Termination or expiration of this Agreement for any
      -----------------
      reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

7.16  Nonexclusive Market and Purchase Rights. It is expressly understood and
      ---------------------------------------
      agreed that this Agreement does not grant to Manufacturer or Distributor an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other suppliers or customers.

7.17  Entire Agreement. This Agreement, including any Exhibits and documents
      ----------------
      referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matters and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein.

7.18  Governing law.  This Agreement shall be governed by and construed in
      -------------
      accordance with the laws of the State of South Carolina.

7.19  Attorneys' Fees.  The prevailing party in any proceedings (including,
      ---------------
      without limitation any arbitration proceedings) arising in connection with this Agreement shall be entitled to reimbursement for its reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

      IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

              DISTRIBUTOR                          MANUFACTURER

/s/         MICHAEL L. BAUR             /s/        RICHARD STACK
------------------------------------    ---------------------------------
Signature                               Signature

            MICHAEL L. BAUR                        RICHARD STACK
------------------------------------    ---------------------------------
Printed or Typed Name                   Printed or Typed Name

               PRESIDENT                              PRESIDENT
------------------------------------    ---------------------------------
Title                                   Title

                3-14-97                                2-27-97
------------------------------------    ---------------------------------
Date                                    Date